UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/03/2007

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 10, 2007, the Registrant, Tecstar Automotive Group, Inc. ("Tecstar"), and Douglass C. Goad, Executive Vice President of Tecstar, reached an agreement in principal on the terms of a separation agreement ("Separation Agreement") under which Mr. Goad's employment with Tecstar will be terminated effective August 3, 2007 ("Effective Date"). On the Effective Date, Mr. Goad's employment agreement with Tecstar will also be terminated, except for those provisions which expressly survive termination.

Pursuant to the Separation Agreement, in consideration for Mr. Goad's waiver and release of any claims he may have under the Employment Agreement including any claims for severance and post-termination benefits, Mr. Goad will receive a cash payment of $400,000, title to a 2006 Cadillac STS, and title to a 2001 Chevy Tahoe.

The Registrant's and Tecstar's execution of the Separation Agreement is subject to approval by the Registrant's Compensation Committee.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

Date: July 10, 2007	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer